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Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Organization
Crosstex Operating GP, LLC	Delaware
Crosstex Energy Services GP, LLC	Delaware
Crosstex Energy Services, L.P.	Delaware
Crosstex Energy Finance Corporation	Delaware
Crosstex Gulf Coast Marketing Ltd.	Texas
Crosstex CCNG Processing Ltd.	Texas
Crosstex Louisiana Energy, L.P.	Delaware
Crosstex Louisiana Gathering, LLC	Louisiana
Crosstex LIG, LLC	Louisiana
Crosstex Tuscaloosa, LLC	Louisiana
Crosstex LIG Liquids, LLC	Louisiana
Crosstex DC Gathering Company, J.V.	Louisiana
Crosstex North Texas Pipeline, L.P.	Louisiana
Crosstex North Texas Gathering, L.P.	Louisiana
Crosstex Processing Services, LLC	Louisiana
Crosstex Pelican, LLC	Louisiana
Crosstex NGL Marketing, L.P.	Louisiana
Crosstex NGL Pipeline, L.P.	Louisiana
Sabine Pass Plant Facility Joint Venture	Louisiana
Crosstex Permian, LLC	Louisiana
Crosstex Permian II, LLC	Louisiana
Crosstex ORV Holdings, Inc.	Delaware
Appalachian Oil Purchasers, LLC	Delaware
Kentucky Oil Gathering, LLC	Delaware
M & B Gas Services, LLC	Delaware
Ohio Oil Gathering II, LLC	Delaware
Ohio Oil Gathering III, LLC	Delaware
OOGC Disposal Company I, LLC	Delaware
West Virginia Oil Gathering, LLC	Delaware

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  Exhibit 21.1
LIST OF SUBSIDIARIES